EXHIBIT 99.c


                         LAKE SUPERIOR PAPER INDUSTRIES

                              Financial Statements

                                June 30, 1995 and
                           December 31, 1994 and 1993







                          INDEPENDENT AUDITORS' REPORT





The Venture Council
Lake Superior Paper Industries:

We have audited the accompanying balance sheets of Lake Superior Paper Industries (the Joint Venture) as of June 30, 1995 immediately prior to closing the agreement for sale and purchase of stock with Consolidated Papers, Inc., and December 31, 1994 and 1993, and the related statements of operations, joint venture earnings, and cash flows for the six-month period ended June 30, 1995 and for each of the years in the two-year period ended December 31, 1994. These financial statements are the responsibility of the Joint Venture's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lake Superior Paper Industries as of June 30, 1995 immediately prior to closing the agreement for sale and purchase of stock with Consolidated Papers, Inc. and December 31, 1994 and 1993, and the results of its operations and its cash flows for the six-month period ended June 30, 1995 and for each of the years in the two-year period ended December 31, 1994 in conformity with generally accepted accounting principles.



                                                   /s/ KPMG Peat Marwick LLP

Minneapolis, Minnesota
July 28, 1995



                         LAKE SUPERIOR PAPER INDUSTRIES

                                 Balance Sheets

                  June 30, 1995 and December 31, 1994 and 1993


                                 June 30,                 December 31,
          Assets                   1995                 1994       1993

Current assets:
 Cash and cash equivalents    $           0          4,673,000        1,000
 Accounts receivable - trade,
   net                           23,381,000         13,475,000   15,786,000
 Inventories                     11,599,000          7,723,000    6,328,000
 Prepaid rent - current          16,681,000         21,865,000   20,975,000
 Other current assets             1,822,000          1,299,000    1,280,000
 Receivables from related
   parties                                0          1,391,000    8,863,000
   Total current assets          53,483,000         50,426,000   53,233,000

Property, plant and equipment,
   net                           80,638,000         81,393,000   81,855,000

Prepaid rent - long-term         65,603,000         65,603,000   55,266,000

Other amortizable costs, net      7,811,000          7,497,000    6,966,000

                              $ 207,535,000        204,919,000  197,320,000


Liabilities and Joint Venturers' Capital

Current liabilities:
 Subordinated debt due to Joint
   Venturer                      64,000,000         69,237,000   61,000,000
 Accounts payable                13,749,000         10,056,000   11,893,000
 Accrued liabilities              7,068,000          7,917,000    5,664,000
 Payables to related parties         59,000                  0            0
 Notes payable to bank           10,000,000         15,000,000            0
   Total current liabilities     94,876,000        102,210,000   78,557,000

Note payable to banks                     0                  0   17,400,000

Deferred gain, net               29,921,000         30,776,000   32,486,000
   Total liabilities            124,797,000        132,986,000  128,443,000

Joint Venturers' capital:
 Joint Venturers' contributions   29,000,000        29,000,000   29,000,000
 Accumulated earnings             53,738,000        42,933,000   39,877,000
   Total Joint Venturers' capital 82,738,000        71,933,000   68,877,000


Commitments and contingencies (notes 8, 9 and 13)

                                $207,535,000       204,919,000  197,320,000


See accompanying notes to financial statements.



                         LAKES SUPERIOR PAPER INDUSTRIES

               Statements of Operations and Joint Venture Earnings

                    Six-month period ended June 30, 1995 and
                     years ended December 31, 1994 and 1993


                              Sixth-month
                              period ended
                                June 30,          Year ended December 31,
                                 1995                 1994        1993

Net sales                    $ 92,447,000          152,227,000  143,041,000
Cost of sales                  73,833,000          136,857,000  137,525,000
   Gross profit                18,614,000           15,370,000    5,516,000

Operating expenses:
 Selling and marketing            467,000            1,524,000    1,459,000
 General and administrative     4,517,000            7,064,000    5,012,000
   Operating income (loss)     13,630,000            6,782,000     (955,000)

Other income (expense):
 Interest expense              (3,243,000)          (4,577,000)   (3,284,000)
 Interest income                  144,000              166,000      335,000
 Other, net                       274,000              685,000      254,000
   Joint Venture earnings (loss) 10,805,000          3,056,000   (3,650,000)

Accumulated earnings:
 Beginning of period           42,933,000           39,877,000   43,527,000

 End of period               $ 53,738,000           42,933,000   39,877,000


See accompanying notes to financial statements.



                         LAKE SUPERIOR PAPER INDUSTRIES

                            Statements of Cash Flows

                    Six month period ended June 30, 1995 and
                     years ended December 31, 1994 and 1993

                                   Six-month
                                  period ended
                                    June 30,           Year ended December 31,
                                     1995                  1994       1993

Cash flows from operating
  activities:
 Joint Venture earnings (loss)    $ 10,805,000          3,056,000   (3,650,000)
 Adjustments to reconcile Joint
   Venture earnings (loss) to
   net cash provided by (used
   in) operating activities:
    Prepaid rent - long-term                 0        (10,337,000) (10,336,000)
    Depreciation and amortization    2,807,000          4,962,000    5,210,000
    Amortization of deferred gain     (855,000)        (1,710,000)  (1,709,000)
    Changes in current assets and
     liabilities:
      Accounts receivable -
        trade, net                  (9,906,000)         2,311,000   (1,229,000)
     Receivables from related
      parties                        1,391,000          7,472,000   (3,031,000)
     Inventories                    (3,876,000)        (1,395,000)     (788,000)
     Prepaid rent - current          5,184,000           (890,000     (641,000)
     Other current assets             (523,000)           (19,000)     218,000
     Accounts payable                3,693,000         (1,837,000)   1,157,000
     Accrued liabilities              (849,000)         2,253,000      502,000
     Payables to related parties        59,000                  0            0
      Net cash provide by (used in)
        operating activities         7,930,000          3,866,000  (14,297,000)

Cash flows from investing activities:
 Additions to property, plant and
   equipment                        (1,907,000)        (4,220,000)  (3,266,000)
 Additions to other amortizable
   costs                              (459,000)          (811,000)  (1,127,000)
    Net cash used in investing
     activities                     (2,366,000)        (5,031,000)  (4,393,000)

Cash flows from financing activities:
 Note payable to banks, net         (5,000,000)        (2,400,000)   2,400,000
 Joint Venturers' subordinated
   debt, net                        (5,237,000)         8,237,000   17,000,000
 Repayment of long-term debt                 0                  0     (828,000)
   Net cash provided by (used in)
     financing activities          (10,237,000)         5,837,000   18,572,000

    Net increase (decrease) in cash
     and cash equivalents           (4,673,000)         4,672,000     (118,000)

Cash and cash equivalents,
   beginning of period               4,673,000              1,000      119,000

Cash and cash equivalents,
   end of period                  $          0          4,673,000        1,000


Supplemental disclosures of cash
 flow information:
   Interest paid                  $  4,003,000          4,227,000    2,791,000


See accompanying notes to financials statements.



                         LAKE SUPERIOR PAPER INDUSTRIES

                          Notes to Financial Statements

                  June 30, 1995, and December 31, 1994 and 1993


 (1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND NATURE OF BUSINESS

    ORGANIZATION AND NATURE OF BUSINESS

    Lake Superior Paper Industries (the Joint Venture) was formed in 1985 by Minnesota Paper, Incorporated, and Pentair Duluth Corp. (the Joint Venturers), wholly owned subsidiaries of Minnesota Power and Pentair, Inc., respectively, for the purpose of manufacturing and selling, on an unsecured basis, supercalendered paper for sale and distribution to publishers and printers of magazines, direct mail catalogs and advertising inserts, primarily in North America.

    BASIS OF PRESENTATION

    The Joint Venture's financial position and results of operations for the six month period ended June 30, 1995 are stated immediately prior to the closing of the agreement for sale and purchase of stock with Consolidated Papers, Inc. on June 30, 1995 (see notes 5 and 15). As a result, even though Consolidated Papers, Inc. paid-off $10,000,000 of notes payable to bank after the closing on June 30, 1995, such amount is reflected as owed to bank in these financial statements.

    CASH EQUIVALENTS

    For purposes of the statements of cash flows the Joint Venture considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

    ACCOUNTS RECEIVABLE - TRADE

    Accounts receivable - trade is stated net of allowances for uncollectible accounts of $563,000 at June 30, 1995, $638,000 in 1994 and $600,000 in
    1993.

    INVENTORIES

    Inventories are stated at the lower of cost (first in, first out method) or market.

    PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment are stated at cost and depreciated using the straight-line method over their estimated useful lives of 30 years for buildings and land improvements and 3 to 16 years for equipment.

    STEAM PLANT

    Payments by the Joint Venture relating to the steam plant's capital expenditures are recorded as other assets and amortized over the lesser of their estimated useful lives or the term of the steam plant agreement using the straight-line method. Payments by the Joint Venture relating to the steam plant's debt service are expensed on a level annual basis over the term of the agreement.



                         LAKE SUPERIOR PAPER INDUSTRIES

    SELF INSURANCE

    The Company self insures $250,000 of workers' compensation expense per employee per year and has a $750,000 per year aggregate "stop loss" agreement with an insurance company for aggregate claims expense.

    The Company self insures $50,000 of medical benefits per employee per year, and has insurance agreements for amounts in excess thereof, the cost of which is shared with the employees.

    The Company provides an accrual for its estimated expense for the self insured portion of workers' compensation and medical claims.

    POSTRETIREMENT BENEFITS

    The Company sponsors a health care plan for substantially all employees. The Company accounts for postretirement benefits under Statement of Financial Accounting Standards No. 106, Employers' Accounting for Postretirement Benefits Other than Pensions (SFAS No. 106). Effectively January 1, 1995, the Company adopted SFAS No. 106 and has elected to amortize this change over the next 22 years.

    PRODUCTION EQUIPMENT LEASES

    Annual rent payments for production equipment under operating leases vary over the terms of the leases. Annual rent expense is calculated on a level basis. Related deferred gains on sale and leaseback are amortized on a straight-line basis (see notes 7 and 8).

    REVENUE RECOGNITION

    Revenue from sales is recognized at the time paper is shipped.

    INCOME TAXES

    The Joint Venture pays no income taxes. All taxable income or loss, tax credits and other tax attributes are passed through directly to the Joint Venturers.

 (2)  INVENTORIES

    Inventories consist of:

                                           June 30,          December 31,
                                           1995           1994          1993

       Finished paper                   $    784,000    1,116,000      739,000
       Raw Materials                       7,535,000    3,519,000    2,439,000
       Other supplies and materials          915,000      844,000      961,000
       Storeroom supplies                  2,365,000    2,244,000    2,189,000

                                        $ 11,599,000    7,723,000    6,328,000



                         LAKE SUPERIOR PAPER INDUSTRIES

 (3)  PROPERTY, PLANT AND EQUIPMENT, NET

    Property, plant and equipment, net owned by the Joint Venture consist of the following:

                                        June 30,            December 31,
                                         1995            1994           1993

       Land                          $  8,784,000      8,784,000     8,779,000
       Land improvements                6,581,000      6,581,000     6,493,000
       Buildings                       57,036,000     57,036,000    57,036,000
       Equipment                       30,899,000     31,045,000    27,898,000

       Construction in progress         4,055,000      2,110,000     1,130,000
                                      107,355,000    105,556,000   101,336,000

       Less accumulated depreciation   26,717,000     24,163,000    19,481,000

                                     $ 80,638,000     81,393,000    81,855,000

    In addition, substantial additional production equipment is leased under operating lease arrangements (see note 8).

 (4)  OTHER AMORTIZABLE COSTS, NET

    Other amortizable costs, net consist of:

                                       June 30,            December 31,
                                        1995            1994           1993

       Steam plant                    $ 8,915,000     8,456,000      7,645,000
       Development costs                        0             0      2,640,000
                                        8,915,000     8,456,000     10,285,000

       Less accumulated amortization    1,104,000       959,000      3,319,000

                                      $ 7,811,000     7,497,000      6,966,000

 (5)  NOTE PAYABLE TO BANKS

    A credit agreement with three banks allows for borrowings of up to the lesser of $22,500,000 or the "borrowing base," as defined in the agreement. Amounts outstanding under this agreement bear interest at a spread over a base rate of "CD's," Eurodollar, or a reference rate. These rates, which fluctuate, were 6%, 6% and 5% at June 30, 1995, December 31, 1994 and 1993, respectively. The loans are secured by accounts receivable and inventories, and any amounts outstanding are due on April 19, 1996.

    On June 30, 1995, immediately after completion of the sale of the Joint Venture (note 15), the purchaser, Consolidated Papers, Inc., paid off the outstanding balance of $10,000,000. (See "Basis of Accounting" in note 1.)



                         LAKE SUPERIOR PAPER INDUSTRIES

 (6)  SUBORDINATED DEBT DUE TO JOINT VENTURERS

    Amounts due to the Joint Venturers consist of prime rate operating loans with no specified maturity and are considered subordinated debt under terms of the sale and leaseback "Financing Agreement." The prime rate was 9%, 8.5% and 6% at June 30, 1995 and December 31, 1994 and 1993, respectively.

 (7)  DEFERRED GAIN

    Substantially all production equipment at December 31, 1987 was sold to third party investors and leased back by the Joint Venture. A total gain of $42,826,000 was deferred and is being amortized over the 25-year term of the leases.

 (8)  LEASES

    The Joint Venture leases substantially all its production equipment under 25-year operating leases expiring in 2012, and require total annual rental payments in amounts varying from $15,771,000 to $43,930,000. Annual rent expense, computed on a level basis, is approximately $33,400,000 ($16,700,000 for six months). Prepaid rent - long-term represents the excess of scheduled rents paid to date over annual rent expense.

    The Leases also require the Joint Venture to pay customary operating and repair expenses, to observe certain operating restrictions and covenants, and provide a renewal option at fair market value upon lease termination and purchase options at amounts approximating fair market value in 1997 and at lease termination.

    The Joint Venture has agreed to indemnify the lessors against future possible loss of income tax attributes and credits related to the leases. The increase in maximum, federal income tax rates included in the provision of the "1993 Tax Act" resulted in $283,000, $565,000 and $565,000 of additional lease expense for the six months ended June 30, 1995, and twelve month periods ended December 31, 1994 and 1993, respectively, based on a single payment to lessors in 2005. Taxing authority challenges to the lessors' characterization of certain items relating to the leased assets could result in the Joint Venture incurring additional prepaid lease costs, which would be charged to lease expense over the remaining term of the lease.


                         LAKE SUPERIOR PAPER INDUSTRIES

    Minimum future cash rental payments under all noncancelable operating leases, including certain vehicle and office equipment leases, having remaining terms in excess of one year as of June 30, 1995, are as follows:

       Year ending
        1996                                             $  36,000,000
        1997                                                45,000,000
        1998                                                42,000,000
        1999                                                33,000,000
        2000                                                37,000,000
        Thereafter                                         285,000,000

                                                         $ 478,000,000

    Total operating lease expenses were $17,387,000 for the six month period ended June 30, 1995, $34,532,000 in 1994 and $34,306,000 in 1993.

 (9)  JOINT VENTURERS COMMITMENTS AND CONTRIBUTIONS

    In connection with the sale and leaseback of production equipment, the Joint Venturers agreed to guarantee certain rent payments under the leases up to a total of $89,635,000, $89,635,000 and $95,000,000 each (severally and not jointly) as of June 30, 1995, December 31, 1994 and 1993, respectively.

(10)  EMPLOYEE BENEFIT PLANS

    The Joint Venture sponsors a money purchase pension plan and a retirement savings plan which covers substantially all employees. The Joint Venture has committed to match contributions in varying percentages, 25% to 75%, applied against the first 6% of employee contributions, based upon the achievement of certain profit objectives. Costs applicable to a money purchase pension plan and a retirement and savings plan covering all employees were $1,015,000 for the six months ended June 30, 1995, $1,360,000 in 1994 and $1,160,000 in 1993.

    The Joint Venture sponsored a long-term equity incentive plan pursuant to which certain key employees were awarded, on a discretionary basis, restricted stock of the Joint Venturers and cash, the amounts of which were dependent on the achievement of agreed upon performance levels. Expense incurred under this plan was $(161,000), $204,000 and $202,000 for the six months ended June 30, 1995 and for the years ended December 31, 1994 and 1993, respectively.

    The Joint Venture adopted a business improvement incentive plan in 1994 pursuant to which employees are paid annual cash incentives, determined by category of employee and level of compensation, for contributing to the achievement of specified goals. Expense incurred under this plan was $1,447,000 for the six months ended June 30, 1995, $1,812,000 for 1994, and none in 1993.



                         LAKE SUPERIOR PAPER INDUSTRIES

(11)  POSTRETIREMENT BENEFITS

    The Company sponsors, on an unfunded basis, a health care plan which provides postretirement medical benefits to full time employees. The plan is contributory, with employee contributions adjusted annually. The Company adopted SFAS No. 106 as of January 1, 1995. The cumulative effect of this change in accounting was determined as of January 1, 1995 and will be amortized over the next 22 years.

    The following table presents the amounts recognized in the Company's balance sheets as of June 30, 1995:

      Accumulated postretirement benefit obligation    $ 939,000
      Unrecognized net loss                              (58,000)
      Unrecognized transition obligation                (764,000)
      Accumulated postretirement benefit liability     $ 117,000

    Net periodic postretirement benefit cost for the six months ended June 30, 1995, which is reflected as an expense in Statement of Operations and Joint Venture Earnings, includes the following components:

      Service cost                                     $ 66,000
      Interest                                           33,000
      Transition obligation amortization                 18,000
        Net periodic postretirement benefit cost       $117,000

    For measurement purposes, a 13% annual rate of increase in the per capita cost of uncovered benefits (i.e., health care cost trend rate) was assumed for 1995, the rate was assumed to decrease gradually to 5.5% by the year 2004 and remain at that level thereafter. The health care cost trend rate assumption has a significant effect on the amounts reported. For example, increasing the assumed health care cost trend rates by one percentage point would increase the accumulated postretirement benefit obligation as of June 30, 1995 by $232,000, and the aggregate of the service and interest cost components of net periodic postretirement benefit cost for the six months ended June 30, 1995 by $28,000.

    The weighted average discount rate used in determining the accumulated postretirement benefit obligation was 8% at June 30, 1995.

(12)  RELATED PARTY TRANSACTIONS

    DE-INK RECYCLED PULP MILL

    During 1993, the Joint Venture's 24% interest in Superior Recycled Fiber Industries, Inc. (SRFI), an entity formed to construct and operate a de-ink recycled pulp mill (pulp mill), was purchased by LSPI Fiber Co. (LSPI Fiber), an entity owned by subsidiaries of Minnesota Power and Pentair, Inc.



                         LAKE SUPERIOR PAPER INDUSTRIES

    SRFI completed the construction phase of the pulp mill during 1993 and operations began on November 1, 1993. At June 30, 1995, December 31,

    1994 and 1993 the Joint Venture has receivables due from (payables due to) SRFI and LSPI Fiber as follows:

                                         June 30,            December 31,
                                           1995           1994         1993
Costs incurred by the Joint Venture
  on SRFI's behalf during the
  construction phase of the pulp
   mill                                  $      0              0     4,395,000

    Costs incurred by the Joint Venture
      on SRFI's behalf during operation   (59,000)     1,391,000     3,475,000

    Interest receivable due from SRFI           0              0       383,000

    Legal expenses incurred by the Joint
      Venture related to the formation of
      the pulp mill                             0              0       610,000

                                         $(59,000)     1,391,000     8,863,000


    The Joint Venture purchased recycled pulp from LSPI Fiber in the amount of $354,000 for the six months ended June 30, 1995 and $1,415,000 during 1994. Joint Venture accounts payables include $750,000 due to LSPI Fiber and $156,000 to SRFI for purchases of recycled pulp as of December 31,1993, and $99,000 due to SRFI for construction costs incurred by SRFI on the Joint Venture's behalf as of December 31, 1993.

    The Joint Venture recorded interest income of $284,000 in 1993 related to the interest bearing advances made to SRFI. In addition, other income includes $87,000 for the six months ended June 30, 1995 and $183,000 and $254,000 in 1994 and 1993, respectively, for services provided to SRFI.



                         LAKE SUPERIOR PAPER INDUSTRIES

    In connection with the construction and operations of the pulp mill, the Joint Venture entered into the following contractual agreements:

    SRFI OPERATING AND MAINTENANCE AGREEMENT

    Under this agreement the Joint Venture agrees to perform certain functions as operating agent for SRFI, including engineering, contract preparation and enforcement, repair, accounting, purchasing, supervision, training, and all other required business services, for which it charges SRFI for the direct labor, actual benefits, materials and services incurred, plus a five percent charge on labor and benefits to cover certain management and overhead expenses. In addition, the Joint Venture agrees to maintain nominal inventories of equipment and tools to perform operating services and is required to carry customary general insurance on the pulp mill properties in specified amounts. Total amounts billed to SRFI under this agreement were $7,092,000 for the six months ended June 30, 1995, and $11,411,000 and $3,475,000 during 1994 and 1993, respectively.

    LSPI FIBER PULP PURCHASE CONTRACT

    Under this agreement the Joint Venture agrees to purchase LSPI Fiber's recycled pulp purchased from SRFI in slurry form for a period of 96 months at a price of the cost of the pulp plus $100 per bone dry short ton to a maximum of partnering customers' price, plus ten percent, escalating five percent per year for each year the contract remains in force.

    OTHER

    The Joint Venture purchased electrical power from the parent company of one of the Joint Venturers in the amount of $6,719,000 for the six month period ended June 30, 1995, and $13,488,000 and $14,719,000 during 1994 and 1993, respectively.

(13)  COMMITMENTS

    Under an agreement dated May 8, 1987, the Joint Venture has agreed to purchase paper mill process steam from the City of Duluth Steam District No. 2 Cooperative Association at a unit cost to be determined based upon operating, maintenance and capital cost of the steam plant. In addition, the Joint Venture pays an amount equal to the principal and interest requirements on $12,839,000 of outstanding Steam Utility Revenue Bonds which mature at various times through April 1, 2002 and certain other costs, principally capital expenditures. The Joint Venture paid $1,389,000, $2,778,000 and $2,778,000 for the six month period ended June 30, 1995, and the years ended December 31, 1994, and 1993, respectively, on the bonds. Annual payments for the principal and interest portion of this agreement are expected to be $2,778,000 in 1996 through 1999, with aggregate payments of $6,251,000 for the years thereafter.



                         LAKE SUPERIOR PAPER INDUSTRIES

    The Joint Venture agreed to special sewer assessments needed to fund the annual debt service amount due on $3,150,000 of outstanding general obligation bonds of Western Lake Superior Sanitary District (the District), to the extent such amounts are not funded through other treatment charges received by the District. During the six months ended June 30, 1995, fiscal 1994 and fiscal 1993, the total debt service requirements were $516,000, $516,000 and $509,000, respectively, on the bonds, of which the Joint Venture paid $13,000 for the six months ended June 30, 1995 relating to a 1994 shortfall, and $84,000 and $86,000 for 1994 and 1993, respectively, in the form of special sewer assessments. The special assessment payments are included as an expense on the Joint Venture's financial statements.

    The Joint Venture has outstanding letters of credit aggregating approximately $700,000.

(14)  DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

    The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practical to estimate that value:

    CASH AND CASH EQUIVALENTS

    The carrying amounts approximate fair value because of the short maturity of those instruments.

    ACCOUNTS RECEIVABLE AND ACCOUNTS PAYABLE

    The carrying amounts approximate fair value because of the short maturity of those instruments.

    NOTES PAYABLE TO BANK AND SUBORDINATED DEBT DUE TO JOINT VENTURERS

    The carrying amounts of the notes payable to banks and subordinated debt due to Joint Venturers approximate fair value based on recent borrowings.
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(15)  SUBSEQUENT SALE

    On May 8, 1995, the parents of the Joint Venturers entered into agreements for the sale and purchase of stock and assets with Consolidated Papers, Inc., pursuant to which the Joint Venturers and related entities including Superior Recycled Fiber Industries, Superior Recycled Fiber Corporation, and the assets of LSPI Fiber Company were sold to Consolidated Papers, Inc. on June 30, 1995 (see "Basis of Accounting" in note 1).
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